SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 17, 2011

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facilities

On November 17, 2011, we entered into a credit agreement (the “Agreement”) with a syndicate of banks, led by JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association and PNC Bank National Association as Co-Syndication Agents, DNB NOR Bank ASA and SunTrust Bank as Co-Documentation Agents, and J.P. Morgan Securities LLC, U.S. Bank National Association and PNC Bank Capital Markets LLC as Joint Lead Arrangers, to provide senior credit facilities comprised of a five-year term loan facility in an initial aggregate principal amount of $350,000,000 and a five-year revolving credit facility in an initial amount of $100,000,000 (the “Credit Facilities”).  The proceeds of the term loan facility were used, together with cash on hand, to finance the acquisition of Anchen Incorporated, as discussed in Item 2.01 below, and the proceeds of the Revolving Credit Facility are available for general corporate purposes.

The Agreement contains various customary covenants that, in certain instances, restrict the Company’s ability to: (i) incur additional indebtedness; (ii) create liens on assets; (iii) engage in acquisitions of other companies, products or product lines or mergers or consolidations; (iv) engage in dispositions of assets; (v) make investments, loans, guarantees or advances in or to other companies; (vi) pay dividends and distributions or repurchase capital stock; (vii) enter into sale and leaseback transactions; (viii) engage in transactions with affiliates; and (ix) change the nature of our business.  In addition, the Agreement requires us to maintain the following financial covenants: (a) a maximum leverage ratio, and (b) a minimum fixed charge coverage ratio.  While initially unsecured, we could be obligated to secure our obligations under the Agreement should our leverage ratio exceed a predetermined threshold for two consecutive quarters.  All obligations under the Agreement are guaranteed by our material domestic subsidiaries.

The interest rates payable under the Agreement are based on defined published rates plus an applicable margin.  We must pay a commitment fee based on the unused portion of the revolving credit facility.  The Agreement includes an accordion feature pursuant to which we can increase the amount available to be borrowed by up to an additional $150,000,000 under certain circumstances.  The proceeds of the term loan facility will be repaid in quarterly installments over the term of the Agreement, beginning at 5% of the original principal amount for the first year and subsequently increasing thereafter.  Amounts borrowed under the revolving credit facility are payable in full upon expiration of the Agreement.

The Agreement provides for customary events of default, including, among other things, (i) failure to pay any principal or interest when due; (ii) failure of any representation or warranty to be materially true when made or deemed made; (iii) failure to comply with covenants; (iv) failure to pay material indebtedness; (v) certain insolvency or receivership events affecting us or our subsidiaries; (vi) judgment defaults; (vii) defaults under other material indebtedness agreements; and (viii) a change of control. Upon the occurrence and during the continuance of an event of default, the Administrative Agent may, and at the request of the requisite number of lenders, shall, declare all amounts owing under the Agreement immediately due and payable and terminate the lenders’ commitments to make loans under the Agreement.  The Agreement also contains customary mandatory prepayment provisions, including prepayments from asset sales outside the ordinary course of business, unless such proceeds are reinvested within 180 days.  The Agreement expires on November 17, 2016.

The foregoing description of the Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1.

Agreement and Amendment to Anchen Merger Agreement

On November 17, 2011, Par Pharmaceutical, Inc. (“Par”), our wholly-owned subsidiary, completed its acquisition of Anchen Incorporated (“Anchen”).  Pursuant to the Agreement and Plan of Merger, dated as of August 23, 2011, as amended (the “Merger Agreement”), among Par and Admiral Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Par, on the one hand, and Anchen and Chih-Ming Chen, Ph.D. (“Dr. Chen”), as securityholders’ representative, on the other hand, Merger Sub was merged with and into Anchen, with Anchen surviving as a wholly owned subsidiary of Par (the “Merger”).  In connection with the consummation of the Merger, Par, Anchen, Dr. Chen and Merger Sub entered into an Agreement and Amendment to Merger Agreement, dated November 17, 2011 (the “Amendment”), in which the parties agreed to modify certain pre-Merger covenants and the timing, and manner of payment of certain severance and other benefits obligations.  The Amendment also reflects the parties’ agreement as to the source and manner of payment of certain expenses in connection with paying agent services.  The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Amendment, which is attached as Exhibit 2.1 hereto and is incorporated into this report by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 above is incorporated by reference in response to this Item 1.02.

Concurrent with the execution of the Agreement, we terminated our existing credit agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and PNC Bank, National Association and Barclays Bank PLC, as Co-Documentation Agents, and J.P. Morgan Securities LLC and U.S. Bank National Association as Joint Bookrunners and Joint Lead Arrangers, filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 6, 2010.  Under the terminated credit agreement we had a $75,000,000 revolving credit facility, and we had no borrowings under this prior credit facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously noted in Item 1.01 above, on November 17, 2011, Par completed its acquisition of Anchen.  Pursuant to the Merger Agreement, Merger Sub was merged with and into Anchen, with Anchen surviving as a wholly owned subsidiary of Par.

Under the terms of the Merger Agreement, each outstanding share of capital stock of Anchen, including each share of capital stock into which vested Anchen options were convertible and each share of capital stock underlying vested Anchen stock appreciation rights, was converted into the right to receive an aggregate amount of $410,000,000 in cash, plus cash on hand, (which, in the case of Anchen options and stock appreciation rights, is subject to reduction by the exercise prices applicable to such securities), subject to certain post-closing adjustments and the deposit of a portion of such amount into an escrow account to satisfy any indemnification obligations of Anchen securityholders.

The foregoing summary of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the Merger Agreement, which was filed as Exhibit 2.1 to our Current Report on Form 8-K on August 24, 2011 with the SEC and is incorporated into this report by reference, and the Amendment, filed as Exhibit 2.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated by reference in response to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith.  To the extent information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith.  To the extent such information is required by this item, it will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
2.1

Agreement and Amendment to Agreement and Plan of Merger entered into as of November 17, 2011 between Par Pharmaceutical, Inc. and Admiral Acquisition Corp., on the one hand, and Anchen Incorporated and Chih-Ming Chen, Ph.D., as securityholders’ representative, on the other hand.

2.2

Agreement and Plan of Merger dated as of August 23, 2011 between Par Pharmaceutical, Inc. and Admiral Acquisition Corp., on the one hand, and Anchen Incorporated and Chih-Ming Chen, Ph.D., as securityholders’ representative, on the other hand – previously filed as an exhibit to our Current Report on Form 8-K on August 24, 2011 and incorporated herein by reference.

10.1

Credit Agreement, dated as of November 17, 2011, by and

among Par Pharmaceutical Companies, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association and PNC Bank National Association as Co-Syndication Agents, DNB NOR Bank ASA and SunTrust Bank as Co-Documentation Agents, and J.P. Morgan Securities LLC, U.S. Bank National Association and PNC Bank Capital Markets LLC as Joint Lead Arrangers.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  November 18, 2011

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, Executive Vice President,

Chief Administrative Officer and General Counsel

EXHIBIT INDEX

     The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
2.1

Agreement and Amendment to Agreement and Plan of Merger entered into as of November  17, 2011 between Par Pharmaceutical, Inc. and Admiral Acquisition Corp., on the one hand, and Anchen Incorporated and Chih-Ming Chen, Ph.D., as securityholders’ representative, on the other hand.

10.1

Credit Agreement, dated as of November17, 2011, by and among Par Pharmaceutical Companies, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association and PNC Bank National Association as Co-Syndication Agents, DNB NOR Bank ASA and SunTrust Bank as Co-Documentation Agents, and J.P. Morgan Securities LLC, U.S. Bank National Association and PNC Bank Capital Markets LLC as Joint Lead Arrangers.